Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Doug Dean
Investor Relations
(732) 544-3212
ddean@opnext.com
OPNEXT REPORTS SECOND QUARTER UNAUDITED OPERATING RESULTS
Quarterly Revenue of $80.2 Million; EPS OF $0.02 GAAP and $0.05 Non-GAAP per Diluted Share
Eatontown, N.J. (November 4, 2008) Opnext, Inc. (NASDAQ:OPXT), a global leader in the design and manufacturing of optical modules and components, today announced unaudited financial results for the second quarter ended September 30, 2008.
Financial Highlights for the Second Quarter Ended September 30, 2008:
•	Sales decreased $4.0 million, or 4.8%, to $80.2 million from $84.2 million in the quarter ended June, 2008. The decrease primarily resulted from lower 40Gbps and XENPAK sales, partially offset by increased sales of XFP and 300 pin tunable modules. Sales of 10Gbps and above products decreased $3.8 million, or 5.5%, to $65.6 million, while sales of less than 10Gbps products decreased $0.6 million, or 6.3%, to $9.0 million, and industrial and commercial product sales increased by $0.4 million, or 7.7%, to $5.6 million.

•	Sales increased $3.6 million, or 4.7%, from $76.6 million in the quarter ended September 30, 2007, primarily as a result of increased sales of 300 pin tunable, XFP, SFP, X2, and industrial and commercial products, partially offset by lower sales of 300 pin fixed wavelength, 40Gbps and XENPAK modules.

•	Sales to Cisco and Alcatel-Lucent represented 38.6% and 14.6% of total sales, respectively, as compared to 44.3% and 10.2% for the quarter ended June 30, 2008, and 40.9% and 23.0% for the quarter ended September 30, 2007. Revenue diversification improved as sales to the balance of the current top ten customers grew 3.4% sequentially and represented 31.0% of total revenue for the quarter ended September 30, 2008.

•	Gross margin was 30.5% as compared to 32.2% for the quarter ended June 30, 2008, and 35.2% for the quarter ended September 30, 2007. The sequential decrease in gross margin percentage resulted primarily from the negative effects of unfavorable product mix and lower sales volumes which exceeded the benefits from foreign currency exchange fluctuations and related hedging programs. Gross margin percentage declined from the prior year primarily as a result of unfavorable product mix and the negative effects from foreign currency exchange fluctuations and related hedging programs.

•	Operating expenses decreased approximately $0.5 million, or 1.9%, to $24.4 million from $24.9 million in the quarter ended June 30, 2008, as lower SG&A spending and performance-based compensation expense more than offset increased R&D spending for materials related to prototype builds. Operating expenses increased $1.7 million, or 7.7%, from $22.6 million in the quarter ended September 30, 2007, primarily as a result of foreign currency exchange fluctuations and litigation expenses.

•	Operating income was $0.1 million, or 0.1% of sales, as compared to $2.2 million, or 2.6% of sales, for the quarter ended June 30, 2008, and operating income of $4.3 million, or 5.6% of sales, for the quarter ended September 30, 2007. Non-GAAP operating income, which excludes stock-based compensation and litigation expenses, was $2.2 million, or 2.7% of sales, as compared to $3.6 million, or 4.3% of sales, for the quarter ended June 30, 2008, and $5.3 million, or 6.9% of sales, for the quarter ended September 30, 2007.

•	Net income was $1.2 million, or $0.02 per diluted share, as compared to $2.6 million, or $0.04 per diluted share, for the quarter ended June 30, 2008, and $5.8 million, or $0.09 per diluted share, for the quarter ended September 30, 2007. Non-GAAP net income, which excludes stock-based compensation and litigation expenses, was $3.3 million, or $0.05 per diluted share, as compared to $4.0 million, or $0.06 per diluted share, for the quarter ended June 30, 2008, and $6.8 million, or $0.11 per diluted share, for the quarter ended September 30, 2007. Earnings per share for the current quarter includes a $0.02 sequential benefit from foreign currency exchange fluctuations and related hedging programs. As compared to the quarter ended September 30, 2007, earnings per share includes a $0.05 negative effect from foreign currency exchange fluctuations and related hedging programs.

•	Cash generated from operations was $2.6 million and $2.7 million for the three- and six-month periods ended September 30, 2008. Cash and cash equivalents decreased by $9.5 million to $212.2 million at September 30, 2008, as compared to $221.7 million at March 31, 2008, primarily as a result of $5.6 million of short-term loan payments, $3.6 million of payments on capital lease obligations, $1.4 million of costs incurred in connection with the StrataLight Communications acquisition and $1.3 million of additional capital investments. During the six-month period ended September 30, 2008, $7.8 million of additional capital lease obligations were incurred to further expand production capacity.
Market Observations and Guidance:
Commenting on the Company’s recent performance, Opnext, Inc. President and Chief Executive Officer Harry Bosco said, “In the September quarter, the market generally remained strong, although we began to see some pockets of weakness near the end of the quarter in certain product areas and with certain customers, which we believe was in reaction to the financial turmoil and tight credit markets. Looking ahead, we believe that industry fundamentals remain intact and that network demand will continue to drive optical sales even in a slowing capital expenditure environment. However, based on discussions with some of our largest customers, we believe that some softness could continue for the next couple quarters.”
“In the meantime, we will continue to improve our execution and readiness in the high-growth areas of the business, such as tunables and XFP modules, as well as 40G, which is experiencing a temporary lull in demand consistent with the initial deployment of networks utilizing new technology. Also, we are proceeding toward closing the StrataLight Communications acquisition and we are looking forward to combining our efforts to provide a broad portfolio of 40G and 100G modules and subsystems.”
“We continue to believe we are well-positioned in the highest growth market segments and that our broad customer base and product portfolio will help us weather a difficult macro-environment. However, the mixed signals in this past quarter, coupled with a tempered customer view, have caused us to take a cautious view of next quarter’s guidance. With that in mind, we expect revenues to be in the range of $72 to $78 million for our third fiscal quarter ending December 31, 2008, excluding any potential impact from the pending StrataLight Communications acquisition,” concluded Mr. Bosco.

Forward-looking Statements:
Statements made in this press release include forward looking statements, including, but not limited to, those related to future revenues, growth of revenues, market position, acceptance of certain Opnext products, the general market outlook, the outlook for the industry and a pending acquisition. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:
•	projected sales for the quarter ending December 31, 2008, as well as the general outlook for the future are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control; and

•	the market in which Opnext operates is volatile, implementation of operating strategies may not achieve the desired impact relative to changing market conditions and the success of these strategies will depend on the effective implementation of our strategies while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of Opnext to source critical parts and to react to changes in general industry and market conditions, including regulatory developments; expenses associated with litigation; rights to intellectual property, market trends and the adoption of industry standards; the ability of Opnext to consummate the previously announced acquisition of StrataLight Communications; and consolidations within or affecting the optical modules and components industry. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in Opnext’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on June 16, 2008, as amended. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements, publicly or otherwise, whether as a result of new information, future events or otherwise, except to comply with applicable federal and state securities laws.
Conference Call:
Opnext management will conduct a conference call at 9:00 a.m. ET, today, Tuesday, November 4, 2008, to discuss these results in detail. You may participate in this conference call by dialing 877-853-4940 (United States) or 706-645-9149 (International) prior to the start of the call and providing the Opnext, Inc. name and Conference ID# 69949993. A replay of the conference call can be accessed starting approximately two hours after the call through Tuesday, November 11, 2008, by dialing 800-642-1687 (United States) or 706-645-9291 (International) and using the Conference ID# 69949993. A live webcast of the call will be accessible on the Investor Relations section of the Company website at http://www.opnext.com. A replay of the webcast will be available following the conclusion of the call on the webcast archive page of the Investor Relations section.
(OPXT-G)
About Opnext:
From the latest communications networks to new security systems, and from major advances in medical systems to high-demand consumer electronics, Opnext (NASDAQ: OPXT) laser technologies add the spark of innovation to a world of new applications. The Company’s industry expertise, future-focused thinking and commitment to research and development combine in bringing to market solutions that are ready for the next generation of laser-based products. Formed out of Hitachi, Opnext has built on more than 30 years experience of advanced technology to establish its broad portfolio of solutions and solid reputation for excellence in service. For additional information, visit www.opnext.com.

Opnext, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2008	March 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$212,178	$221,686
Trade receivables, net	63,809	55,443
Inventories, net	82,404	90,297
Prepaid expenses and other current assets	6,636	3,639

Total current assets	365,027	371,065
Property, plant, and equipment, net	55,596	55,488
Goodwill	5,698	5,698
Other assets	206	208

Total assets	$426,527	$432,459

Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$40,627	$45,531
Accrued expenses	13,595	14,184
Short-term debt	13,194	20,060
Capital lease obligations	9,468	7,414

Total current liabilities	76,884	87,189
Capital lease obligations	19,349	18,843
Other long-term liabilities	3,550	3,349

Total liabilities	99,783	109,381

Total shareholders’ equity	326,744	323,078

Total liabilities and shareholders’ equity	$426,527	$432,459

Opnext, Inc.
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended		Six months ended
	September 30,		September 30,
	2008	2007	2008	2007
Sales	$80,159	$76,579	$164,396	$144,406
Cost of sales	55,708	49,631	112,814	93,685

Gross margin	24,451	26,948	51,582	50,721
Research and development expenses	11,197	10,375	21,471	18,887
Selling, general and administrative expenses	13,190	12,311	27,860	23,556
Other operating (income) expenses	6	(37)	(9)	(37)

Operating income (1)	58	4,299	2,260	8,315
Interest income, net	1,030	2,465	1,972	4,837
Other income, (expense), net	100	(835)	(435)	(1,223)

Income before income taxes	1,188	5,929	3,797	11,929
Income tax expense	—	(86)	—	(86)

Net income	$1,188	$5,843	$3,797	$11,843

Net income per share:
Basic	$0.02	$0.09	$0.06	$0.18
Diluted	$0.02	$0.09	$0.06	$0.18
Weighted average number of shares used in computing net income per share:
Basic	64,620	64,576	64,621	64,563
Diluted	64,769	64,627	64,774	64,612
Note (1) — Operating income includes stock-based compensation expenses of $1,475 thousand and $985 thousand in the three-month periods and $2,577 thousand and $1,067 thousand in the six-month periods ended September 30, 2008 and 2007, respectively. Operating income also includes litigation expenses of $666 thousand for the three-month period, and $992 thousand for the six-month period, ended September 30, 2008.

Opnext, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	September 30,
	2008	2007
Cash flows from operating activities
Net income	$3,797	$11,843
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,988	5,368
Compensation expense	2,577	1,067
Loss/(gain) on disposal of property, plant and equipment	18	(37)
Changes in assets and liabilities	(9,673)	(10,954)

Net cash provided by operating activities	2,707	7,287
Cash flows from investing activities
Capital expenditures	(1,303)	(3,093)
In-process acquisition of business	(1,382)	—

Net cash used in investing activities	(2,685)	(3,093)
Cash flows from financing activities
Payments on capital lease obligations	(3,639)	(2,320)
Payments on short-term debt	(5,605)	—
Exercise of stock options	6	11

Net cash used in financing activities	(9,238)	(2,309)
Effect of foreign exchange rates on cash and cash equivalents	(292)	681

(Decrease) increase in cash and cash equivalents	(9,508)	2,566
Cash and cash equivalents at beginning of period	221,686	199,786

Cash and cash equivalents at end of period	$212,178	$202,352

Non-cash financing activities
Capital lease obligations incurred	$(7,757)	$(4,929)
Stock appreciation rights amendment	—	2,432

Opnext, Inc.
Unaudited Supplemental Earnings Reconciliation
(In thousands, except per share data)
Use of Non-GAAP Financial Measures: The Company adopted SFAS 123R effective April 1, 2006, and records compensation expense related to its stock-based awards. Depending upon the size, timing and the terms of the awards, the related compensation expense may vary significantly. During the quarter ending June 30, 2008, the Company began to incur costs associated with a class action claim and a patent infringement claim. Management excludes stock-based compensation and litigation related costs for the purpose of assessing its internal operating performance. Accordingly, the Company provides non-GAAP gross margin, operating expense, operating profit (loss), net income (loss) and net income (loss) per share financial measures as supplemental information, in addition to the GAAP presentation, to its investors in an effort to provide greater transparency and insight into management’s analysis. The Company expects to continue providing similar information in the future which reconciles the differences between GAAP and non-GAAP financial measures.

	Three Months Ended September 30, 2008
		Non-GAAP Adjustments
			Stock-Based
		Litigation	Compensation
	Non-GAAP	Expenses	Expense	GAAP	Non-GAAP	GAAP
Sales	$80,159	$—	$—	$80,159	100.0%	100.0%
Gross margin	24,568	—	(117)	24,451	30.6%	30.5%
Operating expenses	22,369	(666)	(1,358)	24,393	27.9%	30.4%
Operating income	2,199	(666)	(1,475)	58	2.7%	0.1%
Net income	$3,329	$(666)	$(1,475)	$1,188	4.2%	1.5%

Net income per share:
Basic	$0.05			$0.02
Diluted	$0.05			$0.02
Shares
Basic	64,620			64,620
Diluted	64,769			64,769

	Three Months Ended June 30, 2008
		Non-GAAP Adjustments
			Stock-Based
		Litigation	Compensation
	Non-GAAP	Expenses	Expense	GAAP	Non-GAAP	GAAP
Sales	$84,237	$—	$—	$84,237	100.0%	100.0%
Gross margin	27,179	—	(48)	27,131	32.3%	32.2%
Operating expenses	23,549	(326)	(1,054)	24,929	28.0%	29.6%
Operating income	3,630	(326)	(1,102)	2,202	4.3%	2.6%
Net income	$4,037	$(326)	$(1,102)	$2,609	4.8%	3.1%

Net income per share:
Basic	$0.06			$0.04
Diluted	$0.06			$0.04
Shares
Basic	64,623			64,623
Diluted	64,666			64,666

	Three Months Ended September 30, 2007
		Stock-Based
		Compensation
	Non-GAAP	Expense	GAAP	Non-GAAP	GAAP
Sales	$76,579	$—	$76,579	100.0%	100.0%
Gross margin	27,033	(85)	26,948	35.3%	35.2%
Operating expenses	21,749	(900)	22,649	28.4%	29.6%
Operating income	5,284	(985)	4,299	6.9%	5.6%
Net income	$6,828	$(985)	$5,843	8.9%	7.6%

Net income per share:
Basic	$0.11		$0.09
Diluted	$0.11		$0.09
Shares
Basic	64,576		64,576
Diluted	64,627		64,627

	Six Months Ended September 30, 2008
		Non-GAAP Adjustments
			Stock-Based
		Litigation	Compensation
	Non-GAAP	Expenses	Expense	GAAP	Non-GAAP	GAAP
Sales	$164,396	$—	$—	$164,396	100.0%	100.0%
Gross margin	51,747	—	(165)	51,582	31.5%	31.4%
Operating expenses	45,918	(992)	(2,412)	49,322	27.9%	30.0%
Operating income	5,829	(992)	(2,577)	2,260	3.5%	1.4%
Net income	$7,366	$(992)	$(2,577)	$3,797	4.5%	2.3. %

Net income per share:
Basic	$0.11			$0.06
Diluted	$0.11			$0.06
Shares
Basic	64,621			64,621
Diluted	64,774			64,774

	Six Months Ended September 30, 2007
		Stock-Based
		Compensation
	Non-GAAP	Expense	GAAP	Non-GAAP	GAAP
Sales	$144,406	$—	$144,406	100.0%	100.0%
Gross margin	50,806	(85)	50,721	35.2%	35.1%
Operating expenses	41,424	(982)	42,406	28.7%	29.4%
Operating income	9,382	(1,067)	8,315	6.5%	5.8%
Net income	$12,910	$(1,067)	$11,843	8.9%	8.2%

Net income per share:
Basic	$0.18		$0.18
Diluted	$0.18		$0.18
Shares
Basic	64,563		64,563
Diluted	64,612		64,612